EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Richard Prokosch

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3918

(Name, address and telephone number of agent for service)

Spectrum Brands, Inc.

(Issuer with respect to the Securities)

Wisconsin	22-2423556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Six Concourse Parkway Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

7-3/8% Senior Subordinated Notes due 2015

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
ROV Holding, Inc.*	Delaware	551112	22-2423555
Rovcal, Inc.*	California	335900	52-2068284
United Industries Corporation, 2150 Schuetz Road, St. Louis, Missouri 63146, (314) 427-0780	Delaware	325900	43-1025604
AQ Holdings, Inc.**	Delaware	551112	04-3429328
Aquaria, Inc.**	California	339900	95-2556867
Aquarium Systems, Inc.**	Delaware	339900	34-1820457
DB Online, LLC**	Hawaii	N/A	N/A1
Ground Zero, Inc.**	Missouri	Inactive	43-1807196
IB Nitrogen, Inc., 10 Craig Street, Brantford, Ontario N3R7J1, (519) 757-0077	Delaware	325300	52-2115627
Jungle Talk International, Inc.**	Delaware	321900	34-1839601
Nu-Gro US Holdco Corporation***	Delaware	551112	20-0971051
Nu-Gro America Corp. ***	Delaware	551112	98-0191327
Nu-Gro Technologies, Inc.***	Delaware	325300	14-1817561
Perfecto Holding Corp. **	Delaware	551112	59-3380422
Perfecto Manufacturing, Inc.**	Delaware	339900	59-3380419
Pets ‘N People, Inc.**	California	453910	95-3603453
Schultz Company**	Missouri	325300	43-0625762
Southern California Foam, Inc.**	California	339900	95-4236597
Sylorr Plant Corp.**	Delaware	325900	02-0644834
United Pet Group, Inc.**	Delaware	311110	11-2392851
WPC Brands, Inc.**	Wisconsin	325900	39-1786169
Tetra Holding (US), Inc., 3001 Commerce Street, Blacksburg, Virginia 24060, (540) 951-5400	Delaware	311119	42-1560545
Willinger Bros., Inc.****	Delaware	311119	13-2847371

*	Address and telephone number of principal executive offices are the same as those of Spectrum Brands, Inc.

**	Address and telephone number of principal executive offices are the same as those of United Industries Corporation.

***	Address and telephone number of principal executive offices are the same as those of IB Nitrogen, Inc.

****	Address and telephone number of principal executive offices are the same as those of Tetra Holding (US), Inc.

[1]	Single member LLC disregarded for US tax purposes.

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FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2005 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 31st of May, 2005.

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 31, 2005

By:	/s/ Richard Prokosch
Richard Prokosch
Vice President

By:	/s/ Benjamin J. Krueger
Benjamin J. Krueger
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2005

($000’s)

3/31/2005
Assets
Cash and Due From Depository Institutions	$8,894,661
Federal Reserve Stock	0
Securities	42,846,194
Federal Funds	2,861,316
Loans & Lease Financing Receivables	125,284,459
Fixed Assets	1,780,370
Intangible Assets	10,263,150
Other Assets	8,917,028
Total Assets	$197,847,178

Liabilities
Deposits	$126,268,324
Fed Funds	10,290,860
Treasury Demand Notes	0
Trading Liabilities	144,277
Other Borrowed Money	27,701,315
Acceptances	91,307
Subordinated Notes and Debentures	6,814,193
Other Liabilities	6,028,535
Total Liabilities	$177,338,811

Equity
Minority Interest in Subsidiaries	$1,022,821
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,675,058
Total Equity Capital	$20,508,367

Total Liabilities and Equity Capital	$197,847,178

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Richard Prokosch
Vice President

Date: May 31, 2005